                                                                    Exhibit 10.1

--------------------------------------------------------------------------------



                               MERGER AGREEMENT

                              Dated June 24, 1999


                                 By and Among



                         GLOBAL IMAGING SYSTEMS, INC.
                                  ("Global"),



                            LEWAN ACQUISITION, INC.
                                  ("Newco"),



                           LEWAN & ASSOCIATES, INC.
                                (the "Company")


                                      and


                      CERTAIN SHAREHOLDERS OF THE COMPANY
                        (collectively, the "Sellers ")

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE I  DEFINITIONS......................................................  1
   1.1  Definitions.........................................................  1

ARTICLE II   MERGER.........................................................  6
   2.1  The Merger..........................................................  6
   2.2  Effective Time of the Merger........................................  6
   2.3  Articles of Incorporation...........................................  6
   2.4  Bylaws..............................................................  7
   2.5  Directors and Officers of Surviving Corporation.....................  7
   2.6  Effect of the Merger................................................  7
   2.7  Conversion of  Shares...............................................  7
   2.8  Purchase Price......................................................  7
   2.9  Payment of Purchase Price...........................................  8
         (a) Cash Portion...................................................  8
         (b) Stock/Escrow Portion...........................................  8
         (c) Earnout........................................................  8
         (d) Miscellaneous..................................................  8
   2.10 Payment and Determination of Earnout................................  9
         (a) Cash Portion of Earnout........................................  9
         (b) Stock Portion of Earnout.......................................  9
         (c) Determination..................................................  9
   2.11 Dissenting Shares...................................................  9
   2.12 Closing.............................................................  9
         (a) Date and Place.................................................  9
         (b) Deliveries at the Closing...................................... 10
         (c) Termination.................................................... 10
   2.13 Escrow Arrangements................................................. 10
   2.14 Purchase Price Adjustments.......................................... 11
         (a) Funded Indebtedness............................................ 11
         (b) Working Capital................................................ 11
         (c) Cash on Hand................................................... 11
   2.15 Closing Review...................................................... 11
   2.16 Post-Closing Purchase Price Adjustment.............................. 11
   2.17 Shareholders' Representative........................................ 12

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
   COMPANY AND THE SELLERS.................................................. 13
   3.1  Capitalization...................................................... 13
   3.2  No Liens on Shares.................................................. 14

   3.3  Other Rights to Acquire Capital Stock.............................. 14
   3.4  Due Organization................................................... 14
   3.5  Subsidiaries....................................................... 14
   3.6  Due Authorization.................................................. 14
   3.7  Financial Statements............................................... 15
   3.8  Certain Actions.................................................... 15
   3.9  Properties......................................................... 16
   3.10 Licenses and Permits............................................... 17
   3.11 Intellectual Property.............................................. 17
   3.12 Compliance with Laws............................................... 17
   3.13 Insurance.......................................................... 18
   3.14 Employee Benefit Plans............................................. 18
         (a) Employee Welfare Benefit Plans................................ 18
         (b) Employee Pension Benefit Plans................................ 18
         (c) Employment and Non-Tax Qualified Deferred
              Compensation Arrangements.................................... 19
   3.15 Contracts and Agreements........................................... 19
   3.16 Claims and Proceedings............................................. 19
   3.17 Taxes.............................................................. 20
   3.18 Personnel.......................................................... 21
   3.19 Business Relations................................................. 21
   3.20 Accounts Receivable................................................ 22
   3.21 Bank Accounts...................................................... 22
   3.22 Warranties......................................................... 22
   3.23 Brokers............................................................ 22
   3.24 Interest in Competitors, Suppliers, Customers, Etc................. 22
   3.25 Indebtedness To and From Officers, Directors, Shareholders, and
         Employees......................................................... 22
   3.26 Undisclosed Liabilities............................................ 23
   3.27 Information Furnished.............................................. 23
   3.28 Personal Vehicles.................................................. 23

ARTICLE IV GLOBAL AND NEWCO'S  REPRESENTATIONS AND WARRANTIES.............. 23
   4.1  Due Organization................................................... 23
   4.2  Due Authorization.................................................. 24
   4.3  No Brokers......................................................... 24
   4.4  Investment......................................................... 24
   4.5  Information Furnished.............................................. 24
   4.6  Adequate Funds..................................................... 24

ARTICLE V PRE-CLOSING COVENANTS............................................ 24
   5.1  Consents of Others................................................. 24

   5.2 Best Efforts........................................................ 25
   5.3 Powers of Attorney.................................................. 25
   5.4 Conduct of Business Pending Closing................................. 25
   5.5 Access to Records Before Closing.................................... 25
   5.6 Termination of Company's Profit Sharing............................. 26

ARTICLE VI POST-CLOSING.................................................... 26
   6.1 General............................................................. 26
   6.2 Transition.......................................................... 26
   6.3 Confidentiality..................................................... 26
   6.4 Covenant Not to Compete............................................. 27
   6.5 Additional Matters.................................................. 27
   6.6 Conduct During Earnout Period....................................... 28
   6.7 Registration Rights Agreement....................................... 28

ARTICLE VII CONDITIONS TO OBLIGATION OF PARTIES TO
   CONSUMMATE CLOSING...................................................... 28
   7.1 Conditions to Global and Newco's Obligations........................ 29
        (a) Covenants, Representations and Warranties...................... 29
        (b) Consents....................................................... 29
        (c) Suppliers/Leases............................................... 29
        (d) Discharge of Indebtedness and Lien............................. 29
        (e) Leases......................................................... 29
        (f) Transfer Taxes................................................. 30
        (g) Documents to be Delivered by the Sellers and the Company....... 30
             (i)    Opinion of the Sellers' Counsel........................ 30
             (ii)   Certificates........................................... 30
             (iii)  Release................................................ 30
             (iv)   Escrow Agreement....................................... 30
             (v)    Executive Agreements................................... 30
             (vi)   Equity Subscription Agreement.......................... 30
             (vii)  Personal Vehicles...................................... 30
             (viii) Sellers Receivables.................................... 30
             (ix)   Stock Certificates..................................... 31
             (x)    Consummation of Merger................................. 31
   7.2 Conditions to the Sellers' and the Company's Obligations............ 31
        (a) Covenants, Representations and Warranties...................... 31
        (b) Consents....................................................... 31
        (c) Documents to be Delivered by Global and Newco.................. 31
             (i)    Certificates........................................... 31
             (ii)   Escrow Agreement....................................... 32
             (iii)  Executive Agreements................................... 32

              (iv)  Equity Subscription Agreement.......................... 32
         (d) Payment to the Sellers and the Company and the Escrow Agent... 32

ARTICLE VIII INDEMNIFICATION............................................... 32
   8.1  Indemnification of Global.......................................... 32
   8.2  Defense of Claims.................................................. 33
   8.3  Escrow Claim....................................................... 33
   8.4  Tax Audits, Etc.................................................... 33
   8.5  Indemnification of the Sellers..................................... 34
   8.6  Limits on Indemnification.......................................... 34

ARTICLE IX MISCELLANEOUS
   9.1  Modifications...................................................... 35
   9.2  Notices............................................................ 35
   9.3  Counterparts; Facsimile Transmission............................... 35
   9.4  Expenses........................................................... 36
   9.5  Binding Effect; Assignment......................................... 36
   9.6  Entire and Sole Agreement.......................................... 36
   9.7  Governing Law...................................................... 37
   9.8  Survival of Representations, Warranties and Covenants.............. 37
   9.9  Invalid Provisions................................................. 37
   9.10 Public Announcements............................................... 37
   9.11 Remedies Cumulative................................................ 38
   9.12 Waiver............................................................. 38
   9.13 DISPUTE RESOLUTION

                                      -V-

     LIST OF EXHIBITS

     Exhibit A         Form of Escrow Agreement
     Exhibit B         Form of Landlord Agreement
     Exhibit C         Opinion of the Company's and the Sellers' Counsel
     Exhibit D-1       Sellers' and Company Officer's Certificates
     Exhibit D-2       Company's Secretary's Certificate
     Exhibit E         Form of Release
     Exhibit F         Form of Executive Agreement
     Exhibit G-1       Global and Newco Officer's Certificates
     Exhibit G-2       Global and Newco Secretary's Certificate
     Exhibit H         Equity Subscription Agreement

     LIST OF ANNEXES

     Annex I           Determination of Adjusted EBIT of the Company
     Annex II          Calculation of Earnout Payments

     LIST OF SCHEDULES

     Schedule 2.9      Sellers' Accounts
     Schedule 2.12     Holders of Funded Indebtedness
     Schedule 2.14(b)  Working Capital Adjustments
     Schedule 2.14(c)  Cash on Hand Adjustments
     Schedule 3.1      Ownership of Shares
     Schedule 3.2      Liens on Shares
     Schedule 3.4      Articles and Bylaws
     Schedule 3.5      Subsidiaries
     Schedule 3.8A     Certain Actions
     Schedule 3.8B     Material Changes
     Schedule 3.9      Properties
     Schedule 3.10     Licenses and Permits
     Schedule 3.11     Patents and Trademarks
     Schedule 3.13     Insurance
     Schedule 3.14     Employee Benefit Plans
     Schedule 3.15     Contracts and Agreements
     Schedule 3.16     Claims and Proceedings
     Schedule 3.18     Personnel
     Schedule 3.20     Accounts Receivable
     Schedule 3.21     Bank Accounts
     Schedule 3.25     Indebtedness with Officers, Directors and Shareholders
     Schedule 3.26     Undisclosed Liabilities
     Schedule 7.1(d)   List of Indebtedness

                               MERGER AGREEMENT


          THIS MERGER AGREEMENT (the "Agreement") is entered into as of June 24, 1999 by and among GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation ("Global"), LEWAN ACQUISITION, INC., a Colorado corporation ("Newco"), LEWAN & ASSOCIATES, INC., a Colorado corporation (the "Company") and the shareholders of the Company listed on the signature page hereto (each are individually referred to as a "Seller" and collectively referred to as the "Sellers").


                             W I T N E S S E T H:

          WHEREAS, the Company is engaged in the distribution, sale and service of copiers, fax machines, computer and networking equipment and other office equipment in the State of Colorado (the "Business"); and

          WHEREAS, the Sellers own more than 90% of all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

          WHEREAS, Global desires to purchase from the Sellers and the other shareholders of the Company (collectively, the "Shareholders") all of the Shares pursuant to a merger between Newco and the Company on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.1  Definitions.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

               "Adjusted EBIT of the Company" shall mean the amount as determined in accordance with Annex I attached hereto
                              -------

               "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Allocable Portions" shall mean the allocable portions of the Purchase Price paid to Sellers and Shareholders as set forth in Schedule 2.9 hereto.
                                                       ------------

          "Buildings" means collectively [list all offices and warehouses utilized by the company].

          "Business" has the meaning specified in the first recital of the Agreement

          "Business Day" means any day in which the NASDAQ National Market System is open for trading in the United States of America.

          "Cash Portion of the Earnout" has the meaning set forth in Section
                                                                     -------
2.10.
----

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any
                                         -- ---
successor statutes, and any regulations promulgated thereunder.

          "Closing" means the closing of the transfer of the Shares from the Sellers and Shareholders to Global pursuant to the Merger.

          "Closing Balance Sheet" has the meaning specified in Section 2.15.
                                                               ------------

          "Closing date" has the meaning specified in Section 2.12.
                                                      ------------

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company's Profit Sharing Plan" means a qualified plan under Code
Section 401(a) sponsored and maintained by Seller, which includes a qualified cash or deferred arrangement, as defined in Section 401(k) of the Code.

          "Confidential Information" means all (a) confidential information and trade secrets of the Company including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals, or bidding information; (d) business plans and training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; and (g) management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes legally known and is not in violation of any obligation of confidentiality of such person, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

          "Contracts" has the meaning specified in Section 3.15.
                                                   ------------

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Dissenting Shares" has the meaning specified in Section 2.11.
                                                           ------------

          "E&Y" has the meaning specified in Section 2.3(c).
                                             --------------

          "Earnout Payment(s)" has the meaning specified in Section 2.9(c).
                                                            --------------

          "Earnout Period(s)" has the meaning specified in Section 2.9(c).
                                                           --------------

          "Earnout Shares" has the meaning specified in Section 2.10(b).
                                                        ---------------

          "Effective Date" has the meaning specified in Section 2.12.
                                                        ------------

          "Effective Time" has the meaning specified in Section 2.2.
                                                        -----------

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

          "Environmental Obligations" has the meaning specified in Section 3.12.
                                                                   ------------

          "Equitable Exceptions" has the meaning specified in Section 3.6.
                                                              -----------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means Bank of Cherry Creek, N.A.

          "Escrow Agreement" means the Escrow Agreement to be executed by and among the Sellers, Global and the Escrow Agent in substantially the same form as

Exhibit A.
---------

          "Escrow Period" has the meaning specified in Section 2.13.
                                                       ------------

          "Escrow Sum" has the meaning specified in Section 2.13.
                                                    ------------

          "Excess Cash" means the cash and cash equivalents less all outstanding checks.

          "Executive Agreement" means the executive agreement to be entered into at Closing with Paul R. Lewan, Lloyd S. Lewan, James L. Arnold and Fred Cannataro (with certain modifications for each of such executives) in the form of Exhibit F.
   ---------

          "Financial Statements" has the meaning specified in Section 3.7.
                                                              -----------

          "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company which are accrued or required to be accrued under GAAP; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms or other indebtedness of the Company under extended credit terms of more than 30 days from manufacturers provided to the Company; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on any of the Company's assets; or (v) any receivables owed by the Company to the Sellers.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Global" has the meaning specified in the first paragraph of this Agreement.

          "Global Stock" means the common stock, par value $.01 per share of Global.

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "Governmental Permits" has the meaning specified in Section 3.10.
                                                              ------------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "IRS" means the Internal Revenue Service.

          "Independent Accountants" has the meaning specified in Section 2.15.
                                                                 ------------

          "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                             -----------

          "Indemnified Parties" has the meaning specified in Section 8.1.
                                                             -----------

          "Intellectual Property" has the meaning specified in Section 3.11.
                                                               ------------

          "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities, or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred, the quantitative amounts set forth at the end of Article III shall be conclusive.
                    -----------

          "Merger" has the meaning specified in Section 2.1 hereof.
                                                -----------

          "Merger Documents" has the meaning specified in Section 2.2 hereof.
                                                          -----------

          "Newco" has the meaning specified in the first paragraph of this Agreement.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, and any regulations promulgated thereunder.
    -- ---

          "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection, and (d) such statements of fact and exceptions shown on any title insurance policies delivered to Global.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "Preliminary Closing Balance Sheet" shall mean the company's best estimate of the Company's balance sheet as of the Effective Date. The Preliminary Closing Balance Sheet shall be delivered to Global not less than three (3) nor more than five (5) days prior to the Closing Date.

          "Purchase Price" has the meaning specified in Section 2.8.
                                                        -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated
            -- ---
thereunder.

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "Sellers" has the meaning set forth in the first paragraph of this Agreement.

          "Shareholders" has the meaning specified in the second recital of this Agreement.

          "Shareholders' Representative" has the meaning set forth in Section
                                                                      -------
2.17 of this Agreement.
----

          "Shares" means all of the issued and outstanding shares of the capital stock of the Company.

          "Stock Portion of the Earnout" has the meaning set forth in Section
                                                                      -------
2.10.
----
          "Subsidiary(ies)" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Surviving Corporation" has the meaning set forth in Section 2.1 of
                                                               -----------
this Agreement.

          "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed thereon by any Governmental Body.

          "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "Working Capital" shall mean the difference between the Company's current assets (excluding amounts due from shareholders) and current liabilities as calculated in accordance with GAAP.

          "Working Capital Target" shall have the meaning assigned to such term in Section 2.6 hereof.
   -----------

                                  ARTICLE II
                                    MERGER

     2.1  The Merger.  At the Effective Time (as defined below), Newco will be
          ----------
merged with and into the Company (the "MERGER") and the separate existence of Newco shall thereupon cease and the Company shall be the "Surviving Corporation." The Merger shall have the effects set forth in the Colorado Business Corporation Act (collectively, the "CBCA").

     2.2  Effective Time of the Merger.  As soon as practicable after the
          ----------------------------
satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will file with the Secretary of the State of the State of Colorado a certificate or articles of merger or ownership and other documents (the "Merger Documents"), in such respective forms as required by, and executed in accordance with, the relevant provisions of the CBCA in order to effect the Merger. The Merger shall become effective at such time as the Merger Documents shall have been accepted for filing with the Secretary of the State of the State of Colorado or such other times and dates as the parties shall agree should be specified in the Merger Documents (the "Effective Time").

     2.3  Articles of Incorporation. The Articles of Incorporation of the
          -------------------------
Company in effect at the time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided thereunder and in the CBCA.

     2.4  Bylaws. The Bylaws of Newco in effect at the time of the Merger shall
          ------
be the Bylaws of the Surviving Corporation until altered, amended or repealed, as provided thereunder and in the Articles of Incorporation and the CBCA.

     2.5  Directors and Officers of Surviving Corporation.
          -----------------------------------------------

          (a) The directors of Newco at the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

          (b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     2.6  Effect of the Merger. the merger shall have the effects set forth in
          --------------------
the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchise of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation. The purpose of the Surviving Corporation shall be the purposes of the Company immediately prior to the Merger. The total number of shares which the Surviving Corporation is authorized to issue shall be 1,000 shares of Common Stock, no par value per share.

     2.7  Conversion of Shares. At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of the Sellers or Shareholders:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares as to which the holders thereof shall have properly exercised appraisal rights under the CBCA, if any) shall be converted into the right to receive in cash its Allocable Portion of the Purchase Price (as hereinafter defined).

          (b) Each Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled and retired and cease to exist.

          (c) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of common stock, par value $.01 per share, of the Surviving Corporation.

     2.8  Purchase Price. The total potential merger consideration for the
          --------------
Shares shall be equal to $55,000,000, subject to any adjustment required to be made pursuant to Section 2.14 or Section 2.16 below, plus up to $20,000,000 of
                 ------------    ------------
Earnout Payments set forth in Section 2.9(c) (collectively, the "Purchase
                              -------------
Price").

     2.9  Payment of Purchase Price. The Purchase Price shall be payable by
          -------------------------
Global at the Closing (as defined in Section 2.12 below) as follows:
                                     ------------

          (a) Cash Portion. $50,000,000 of the Purchase Price, as adjusted in
              ------------
accordance with Section 2.14 below, will be paid in cash by wire transfer of
                ------------
funds to the accounts of the Sellers and Shareholders as specified in Schedule
                                                                      --------
2.9 (including the payment of $1,000,000 for the covenant not to compete
---
provided in Section 6.4), and such amount shall be allocated among the Sellers
            -----------
and the Shareholders in the Allocable Portions set forth in Schedule 2.9
                                                            ------------
(subject to pro-rata adjustment in accordance with Section 2.14 below);
                                                   ------------

          (b) Stock/Escrow Portion. $5,000,000 of the Purchase Price shall be
              --------------------
paid by Global at the Closing in the form of shares of Global Stock and delivered to the Escrow Agent to be held in escrow in accordance with the terms of the Escrow Agreement and the terms of Section 2.13 below; and the aggregate
                                         ------------
number of shares of Global Stock paid to the Escrow Agent at Closing shall be determined based on the average of the closing bid price per share of the Global Stock on the NASDAQ National Market System for the ten (10) Business Days prior to the two (2) Business Days prior to the Closing Date; provided, however, that
(A) in the event that such average would result in a value for the Global Stock of less than $12 per share (as adjusted for any stock splits or stock dividends), then Global shall have the right to pay such amount in cash by wire transfer of funds to the Escrow Agent and (B) in the event that such average would result in a value for Global Stock of more than $20 per share (as adjusted for any stock splits or stock dividends), then any Seller shall have the right to require that such Seller's Allocable Portion of the Global Stock be paid to the Escrow Agent in cash by wire transfer of funds to the Escrow Agent; and the Global Stock (or cash in lieu thereof) delivered (or paid) to the Escrow Agent at Closing in accordance with this Section 2.9(b) shall be allocated to the
                                   --------------
Sellers and the Shareholders in accordance with Schedule 2.9;
                                                ------------

          (c) Earnout. An amount, if any, equal to the excess of the Adjusted
              -------
EBIT of the Company during each of the five 12 month periods commencing on the Effective Date (each such 12-month period referred to as an "Earnout Period" and collectively they are referred to as the "Earnout Periods") over the projected amounts for each such Earnout Period (as set forth in Annex II) multiplied by
                                                      --------
the applicable multiplier for such Earnout Period in accordance with the formula and examples set forth in Annex II (each such payment is referred to as an
                          --------
"Earnout Payment" and collectively they are referred to as the "Earnout Payments") payable in accordance with Section 2.10 below. Each share of Global
                                      ------------
Stock to be included as part of any given Earnout Payment shall be valued using the ten (10) Business Day trailing average of the closing price per share of the Global Stock on the NASDAQ National Market System prior to the expiration date of the applicable Earnout Period. Notwithstanding the foregoing, in no event will the aggregate of all Earnout Payments, if any, exceed $20,000,000; and

          (d) Miscellaneous. Global, the Sellers and the Shareholders receiving
              -------------
Global Stock hereto acknowledge and agree that, because the Global Stock issued in connection with the Closing and during the Earnout Periods, if any, under this Agreement is restricted stock, the actual value of the Global Stock received in connection with this Agreement is less than the value attributed to such Global Stock based on the formula price set forth above.

               2.10 Payment and Determination of Earnout. Each Earnout Payment
                    ------------------------------------
shall be payable in the aggregate as follows: (i) 75% in cash ("Cash Portion of the Earnout") and (ii) 25% in Global Stock ("Stock Portion of the Earnout").

               (a)  Cash Portion of Earnout. The Cash Portion of the Earnout, if
                    -----------------------
any, shall be payable to the Sellers and the Shareholders and shall be allocated among the Sellers and Shareholders in accordance with their Allocable Portions set forth in Schedule 2.9. The Cash Portion of the Earnout shall be paid by wire
             ------------
transfer or other delivery of immediately available funds within one hundred and twenty (120) days following the expiration of the applicable Earnout Period to an account designated by the Shareholders' Representative in respect of the Earnout Payment to be made therefor.

               (b) Stock Portion of Earnout. The Stock Portion of the Earnout,
                   ------------------------
if any, will be issued to the Sellers and the Shareholders (in the aggregate) by the delivery of the number of shares of Global Stock calculated in accordance with the formula set forth in Section 2.9(c) (collectively for each such Earnout
                              -------------
Period, the "Earnout Shares"). The Earnout Shares shall be allocated among the Sellers and the Shareholders pursuant to their Allocable Portions set forth in
Schedule 2.9 and shall be issued to such Sellers and the Shareholders (as
------------
rounded down to the nearest whole number); provided, however, that each Seller and Shareholder receiving Earnout Shares must enter into an Equity Subscription Agreement in the form attached hereto as Exhibit H in respect of such shares.
                                         ---------
The Earnout Shares, if any, shall be issued on or before one hundred and twenty
(120) days following the expiration of the applicable Earnout Period in respect of the Earnout Payment to be made therefor.

               (c) Determination. The Earnout Payment for each Earnout Period,
                   -------------
if any, shall be determined by the Company, in consultation with Ernst & Young, LLP ("E&Y") or the Company's other outside auditors, if different from E&Y, all in accordance with the terms of this Agreement, Annex I and Annex II hereto.
                                                -------     --------

          2.11 Dissenting Shares. Notwithstanding anything in this Agreement to
               -----------------
the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger and who shall have delivered a written demand for appraisal of such Shares in the manner provided in the CBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the cash consideration provided above, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the CBCA. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the cash consideration provided herein.

          2.12 Closing.
               -------

               (a) Date and Place. The Closing of the purchase and sale of the
                   --------------
Shares pursuant to the Merger contemplated by this Agreement shall take place at 10:00 a.m., Mountain Time, at the offices of Hogan & Hartson, LLP or at the offices of the counsel to the Sellers in Denver, Colorado on June 24, 1999, or at such other date and time as the parties shall agree (the "Closing Date"), effective as of June 1, 1999 (the "Effective Date").

               (b)  Deliveries at the Closing. At the Closing, (i) the Sellers
                    -------------------------
and Shareholders will deliver to Global and Newco the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Global and
                                          -----------
Newco will deliver to the Sellers and Shareholders the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the
                                          -----------
Sellers and Shareholders will deliver to Global and Newco stock certificates representing all of its Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Merger Documents will be filed and the Merger will be declared effective in the State of Colorado, and (v) Global and Newco will deliver to the Sellers and Shareholders the Purchase Price (other than the Earnout Payments) specified in Section 2.9 above as may be adjusted
                                        -----------
after the Closing pursuant to Section 2.14 above.
                              ------------

               (c) Termination. Global, Newco, the Company and the Sellers may
                   -----------
terminate this Agreement at any time prior to the Closing Date by mutual written consent. In addition, (i) Global may terminate this Agreement at any time prior to the Closing by giving written notice to the Sellers if the Closing shall not have occurred on or before June 30, 1999 by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results
                          -----------
primarily from Global itself breaching any representation, warranty, or covenant contained in this Agreement or unless such failure is as a result of a delay in receiving approvals under the HSR Act) and (ii) the Sellers may terminate this Agreement by giving written notice to Global at any time prior to the Closing if the Closing shall not have occurred on or before June 30, 1999 by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure
                                         -----------
results primarily from either the Sellers themselves or the Company itself breaching any representation, warranty, or covenant contained in this Agreement or unless such failure is as a result of a delay in receiving approvals under the HSR Act). If the transactions contemplated by this Agreement are terminated pursuant to this Section 2.12(c) by notice in writing to the non-terminating
                 --------------
party or parties, this Agreement shall become void and of no further force and effect, except that such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any
                                                     -----------
party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach.

          2.13 Escrow Arrangements . Pursuant to the Escrow Agreement to be
               -------------------
entered into among Sellers, Global and the Escrow Agent, the $5,000,000 of the Purchase Price payable in Global Stock pursuant to Section 2.9(b) shall be
                                                   -------------
delivered to the Escrow Agent at Closing. Such Global Stock (which, together with all interest and dividends accrued thereon, if any, is hereinafter referred to as the "Escrow Sum") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Sellers and Shareholders to Global pursuant to Section 2.16 (at any time during
                                               ------------
the Escrow Period) or Sellers' indemnification obligations under Article VIII
                                                                 ------------
below. At the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Global in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to the Sellers and Shareholders. The Sellers and Global agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

          2.14 Purchase Price Adjustments.
               --------------------------

               (a)  Funded Indebtedness. The portion of the Purchase Price
                    -------------------
payable at Closing pursuant to Section 2.9(a) above will be reduced by the total
                               --------------
amount of Funded Indebtedness as of the Closing, if any, assumed or paid by Global in cash by wire transfer of funds to the accounts of the holders of Funded Indebtedness listed on Schedule 2.12 hereto to satisfy the Company's
                              -------------
Funded Indebtedness with such holders.

               (b)  Working Capital. The portion of the Purchase Price payable
                    ---------------
at Closing pursuant to Section 2.9(a) will be reduced, on a dollar-for-dollar
                       --------------
basis, by the amount, if any, by which the Working Capital as reflected on the Preliminary Closing Balance Sheet, as adjusted for the addbacks and other non-recurring items between the Effective Date and Closing Date as set forth on
Schedule 2.14(b), is less than $5,800,000 (the "Working Capital Target").
----------------

               (c)  Cash on Hand. The portion of the Purchase Price payable at
                    ------------
Closing pursuant to Section 2.9(a) will be reduced, on a dollar for dollar
                    --------------
basis, by the amount, if any, by which the Excess Cash of the Company (included in the Working Capital) at the Effective Date, as adjusted for the addbacks and other non-recurring items between the Effective Date and Closing Date as set forth on Schedule 2.14(c), is less than $2,000,000.
         ----------------

          2.15 Closing Review. Within 180 days following the Closing Date, there
               --------------
shall be delivered to the Sellers a balance sheet of the Company (the "Closing Balance Sheet") of the Company at and as of the Effective Date. The Closing Balance Sheet shall be prepared in accordance with GAAP by Global. In the event that the Shareholders' Representative disputes any items on the Closing Balance Sheet within ten (10) days after the Sellers' receipt thereof, the parties shall jointly select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed item(s) on the Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be binding on the parties and shall be reflected on the Closing Balance Sheet. The cost of retaining the Independent Accountants shall be borne by the Sellers; provided, however, that Global shall reimburse the Sellers for the cost of the Independent increase of more than 7.5% in the Working Capital amount determined by Global.

          2.16 Post-Closing Purchase Price Adjustment. In the event that the
               --------------------------------------
Working Capital as reflected on the Closing Balance Sheet is less than the Working Capital Target, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in Working Capital as reflected on the Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or (ii) the amount, if any, by which the Working Capital reflected on the Closing Balance Sheet is less than the Working Capital Target. Conversely, the Purchase Price will be adjusted upward, on a dollar-for dollar basis, to reflect the increase, if any, in the total Working Capital as reflected on the Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet; provided, however, that in no event shall such upward adjustment exceed the total amount of any downward adjustment to the Purchase Price made pursuant to Section 2.14(b) above. The post-closing adjustment to the Purchase Price, if
   ---------------
any, payable by the Sellers and Shareholders to Global shall be paid by the Sellers and Shareholders to Global in cash and shall be allocated among Sellers and

Shareholders based on the Allocable Portions. In addition, the post-closing adjustment to the Purchase Price, if any, payable by Global to the Sellers and Shareholders shall be paid in cash. Such payments shall be made in immediately available funds within ten (10) business days of delivery of the Closing Balance Sheet, unless the Sellers dispute any items on the Closing Balance Sheet, in which case it shall be paid within ten (10) business days after the Independent Accountants finally determine the disputed item(s), and Global or Independent Accountants deliver(s) to the Sellers (and the Global, if applicable) a Closing Balance Sheet modified to reflect such determination.

          2.17 Shareholders' Representative.
               ----------------------------
               (a) In order to administer efficiently (A) the implementation of the Agreement by the Sellers and Shareholders, (B) the waiver of any condition to the obligations of the Sellers or the Shareholders to consummate the transactions contemplated hereby, and (C) the settlement of any dispute with respect to the Agreement, the Sellers and Shareholders hereby designate Lloyd S. Lewan as their representative (the "Shareholders' Representative").

               (b) The Sellers and Shareholders hereby authorize the Shareholders' Representative (A) to take all action necessary in connection with the implementation of the Agreement on behalf of the Sellers and Shareholders, the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (B) to give and receive all notices required to be given under the Agreement and (C) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers and/or Shareholders by the terms of this Agreement.

               (c) In the event that the Shareholders' Representative dies, becomes legally incapacitated or resigns from such position, James L. Arnold shall fill such vacancy and shall be deemed to be the Shareholders' Representative for all purposes of this Agreement; however, no change in the Shareholders' Representative shall be effective until Global is given notice of it by the Sellers and Shareholders.

               (d) All decisions and actions by the Shareholders' Representative shall be binding upon all of the Sellers and Shareholders, and no Seller or Shareholder shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Shareholders' Representative.

               (e) By their execution of this Agreement, the Sellers and Shareholders agree that:

                    (i) Global shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to any actions required or permitted to be taken by the Sellers or Shareholders or the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against Global for action taken by Global in reliance upon the instructions or decisions of the Shareholders' Representative;

                    (ii) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Sellers and Shareholders; no Seller or Shareholder shall have any cause of action against Global or the Company for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the Shareholders' Representative; and no Seller or Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Shareholders' Representative;

                    (iii) the Shareholders' Representative shall be deemed to fulfill any fiduciary obligation to the Sellers and Shareholders so long as no Seller or Shareholder is adversely affected by any action or failure to act of the Shareholders' Representative in a disproportionate measure compared to any other Seller or Shareholder;

                    (iv) remedies available at law for any breach of the provisions of this Section 2.17 are inadequate; therefore, Global shall be
                        ------------
     entitled to temporary and permanent injunctive relief without the necessity of proving damages if Global brings an action to enforce the provisions of this Section 2.17;
          ------------

                    (v)   the provisions of this Section 2.17 are independent
                                                ------------
     and severable, shall constitute an irrevocable power of attorney, coupled with an interest until death, granted by the Sellers and Shareholders to the Shareholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder; and

                    (vi) All fees and expenses incurred by the Shareholders' Representative shall be paid by the Sellers and Shareholders based on their aggregate Allocable Portions of the Purchase Price.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND THE SELLERS

     The Company and the Sellers jointly and severally represent and warrant to Global and Newco that:

     3.1  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 399,200,000 shares of Common Stock, 1,050,000 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by the Sellers and Shareholders in the amounts set forth on Schedule 3.1 hereto.
                                                         ------------
None of the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers and the Shareholders collectively own all of the issued and outstanding capital stock of the Company and the Sellers own more than 90% of all classes of the issued and outstanding capital stock of the Company.

          3.2  No Liens on Shares.  Except as shown on Schedule 3.2, each
               ------------------                      ------------
Seller owns his, her or its Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing and upon consummation of the Merger, each Seller will have full power and authority to convey good and marketable title to his, her or its Shares, free and clear of any Encumbrances.

          3.3  Other Rights to Acquire Capital Stock.  Except as set forth in
               -------------------------------------
this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

          3.4  Due Organization.  The Company is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Colorado and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Global and are attached hereto as Schedule 3.4. The Company is qualified to do business in the States
          ------------
of Colorado and Wyoming and in each other jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect.

          3.5  Subsidiaries.  The Company has no Subsidiaries. The Company does
               ------------
not have any direct ownership interests in any Person. The Sellers do not own any other Person engaged in the Business.

          3.6  Due Authorization.  The Company and the Sellers each have full
               -----------------
power and authority to execute, deliver and perform this Agreement, the Merger Documents and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the Merger Documents and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Sellers and constitutes the valid and binding obligations of the Company and the Sellers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). Except for the Equitable Exceptions and assuming all necessary consents to the consummation of the transactions contemplated hereby, as specifically set forth on Schedules 3.9 and 3.15, are
   -------------     ----
obtained, the execution, delivery, and performance of this Agreement (as well as the Merger Documents and all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Company or the Sellers are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or Material indebtedness secured by the property of, the Company or the Sellers, or (d) violate or conflict with any provision of the charter or bylaws of the Company.

          3.7  Financial Statements.  The following Financial Statements
               --------------------
(collectively the "Financial Statements") of the Company have been delivered to Global by the Company: audited balance sheets of the Company as of December 31, 1997 and December 31, 1998, and audited statements of income of the Company for the fiscal years ending December, 1997 and December 31, 1998. The Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and obligations and liabilities incurred in the ordinary course of business since the date of the last of such Financial Statements, the Company has no liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto that are not so reflected, nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor the Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1998, there has been no Material Adverse Change in the prospects of the Company.

          3.8  Certain Actions.  Since December 31, 1998, the Company has not,
               ---------------
except as disclosed on Schedule 3.8A hereto or any of the Financial Statements
                       -------------
or notes thereto and except for certain year-end bonuses approved by Global: (a) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder (other than distributions to pay estimated income taxes of the Sellers associated with the income of the Company); (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance other than Permitted Exceptions to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) canceled, waived, or released or agreed to cancel, waive, or release any of its receivables, rights, or claims against third parties in excess of $25,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $100,000; (k) made any investment or commitment therefor in any Person; (l) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (i) wages and salaries and business expenses paid in the ordinary course of the Business, and (ii) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) materially amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect, except in the ordinary course of the Business; or (o) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect except in the ordinary course of the Business. Since December 31, 1998, except as disclosed on Schedule 3.8B hereto
                                                           -------------
or any of the Financial Statements or notes thereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any material customers or suppliers of the Company, or in any material assets of the Company,
(b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

          3.9  Properties.  Attached hereto as Schedule 3.9 is a list
               ----------                      ------------
containing a description of each interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book value in excess of $25,000 as of the date hereof. Except for Permitted Exceptions or as expressly set forth on Schedule 3.9, such real and personal properties are free and clear
             ------------
of Encumbrances. The Sellers and the Company have delivered to Global a lien search obtained from the counties where the Company conducts business and the Colorado and Wyoming Secretaries of State offices of all UCC liens of record against the Company's personal property in the State of Colorado and Wyoming, respectively. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $75,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, to the best knowledge of the Company and the Sellers, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions or as otherwise set forth on Schedule 3.9, the
                                                             ------------
Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions or as set forth on Schedule 3.9,
                                                                   ------------
no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and, assuming all necessary consents to the consummation of the transactions contemplated herein, as set forth on Schedule 3.9, are obtained, will remain legal, valid,
                        ------------
binding, enforceable and in full force and effect on essentially the same terms immediately following the Closing, except to the extent that enforceability may be limited by the Equitable Exceptions. All facilities owned or leased by the Company have received all material approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

          3.10 Licenses and Permits.  Attached hereto as Schedule 3.10 is a
               --------------------                      -------------
list of all Material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits") the absence of which could individually or in the aggregate have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Governmental Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

          3.11 Intellectual Property.  Attached hereto as Schedule 3.11 is a
               ---------------------                      -------------
list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software) or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "Intellectual Property"). The Company has furnished Global with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on
Schedule 3.11 hereto, the Company has good title to or the right to use such
-------------
Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor the Sellers are aware of any infringement by others of any such rights owned by the Company.

          3.12 Compliance with Laws.  The Company has (i) complied in all
               --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and (ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental Obligations") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of the Company and the Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13 Insurance.  Attached hereto as Schedule 3.13 is a list of all
               ---------                      -------------
coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Global. To the best of the Company's and the Sellers' knowledge and belief, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages;
(ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. All of such insurance coverages will remain in full force and effect following the Closing.

          3.14 Employee Benefit Plans.
               ----------------------

               (a)  Employee Welfare Benefit Plans.  Except as disclosed on
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any "employee
-------------
welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan: (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

               (b)  Employee Pension Benefit Plans.  Except as disclosed in
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any arrangement
-------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in
Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section

4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

               (c)  Employment and Non-Tax Qualified Deferred Compensation
                    ------------------------------------------------------
Arrangements. Except as disclosed in Schedule 3.14, the Company does not
------------                         -------------
maintain or contribute to any retirement or deferred or incentive compensation or Merger, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under Section 401(a) of the Code.

          3.15 Contracts and Agreements.  Attached hereto as Schedule 3.15 is
               ------------------------                      -------------
a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, for any one contract $75,000 or greater (collectively, the "Contracts"). The Company is not and, to the best knowledge of the Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts, except for any such defaults or waivers, which would not have a Material Adverse Effect. Except for the Equitable Exceptions, all of the Contracts are legal, valid, binding, enforceable and in full force and effect and, assuming all necessary consents to the consummation of the transactions contemplated herein, as specifically set forth on Schedules 3.9 and 3.15, are obtained, will remain
                             -------------     ----
legal, valid, binding, enforceable and in full force and effect on essentially the same terms immediately after the Closing, except to the extent that enforceability may be limited by the Equitable Exceptions. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any other
   -------------
Person. To the best knowledge of the Company and the Sellers, no manufacturer of office equipment sold by the Company will cease doing business with the Company immediately following the Closing.

          3.16 Claims and Proceedings.  Attached hereto as Schedule 3.16 is a
               ----------------------                      -------------
list and brief description of all claims, actions, suits, proceedings, or investigations pending or, to the best knowledge and belief of the Sellers or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16,
                                                                 -------------
none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will result in any Material liability or loss to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the best knowledge and belief of the Sellers or the

Company, threatened or asserted against the Sellers or the Company to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. Except as set forth on Schedule 3.16, there is no
                                                   -------------
basis for any such valid claim or action.

          3.17 Taxes.
               -----

               (a) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding and other Taxes due from the Company on or before the Closing will have been paid and all Tax Returns which are required to be filed by the Company on or before the Closing will have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or, to the best knowledge of the Sellers or the Company, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of the Company.

                    (B) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of a return year any corporation other than the Company also was a member of the affiliated group. No Seller (A) has been a member of an affiliated group, as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which was any Seller) and (B) has any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

               (c) The Company is not be liable for any Tax under Section 1374 of the Code in connection with a deemed sale of such Company's assets caused by an election under Section 338(h)(10) of Code. The Company has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

               (d) The Company has not had at any time during the Company's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(13) of the Code).

               (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

          3.18 Personnel. Attached hereto as Schedule 3.18 is a list of the
               ---------                     -------------
names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1998 (including base salary, bonus and incentive pay) exceed (or during the fiscal year ending December 31, 1999 are expected to exceed) $100,000. Schedule 3.18 also
                                                    -------------
summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended December 31, 1998 and to the date hereof. Except as disclosed on Schedule 3.18,
                                                                 -------------
since December 31, 1998, the Company has not changed the employment compensation, benefits or consulting payments to the Sellers, except in the ordinary course of business consistent with past practice. Schedule 3.18 also
                                                           -------------
contains a brief description of all material terms of employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are generally good and there is no pending or, to the best knowledge of the Sellers or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company or the Sellers has been advised, or has good reason to believe, that any of the persons whose names are set forth on Schedule 3.18 or any other employee will not agree
                             -------------
to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company and the Sellers, threatened against or involving the Company, and none has occurred.

          3.19 Business Relations. Neither the Company nor the Sellers know or
               ------------------
has good reason to believe that any customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company except for any reductions which, individually or in the aggregate, do not result in a Material Adverse Change. Neither the Sellers nor the Company has received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any portion of the materials used by the Company nor is the Company or the Sellers aware of any facts which could lead them to believe that the Business will be subject to any such material disruption.

          3.20 Accounts Receivable. All of the accounts, notes, and loans
               -------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and, except as disclosed on Schedule 3.20, all such amounts (net of any allowance for doubtful
             -------------
accounts) will be collected in full within 180 days following the Closing Date. Except as disclosed on Schedule 3.20 hereto (a) all of such accounts, notes, and
                       -------------
loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

          3.21 Bank Accounts. Attached hereto as Schedule 3.21 is a list of all
               -------------                     -------------
banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          3.22 Warranties. Except for warranty claims that are typical and in
               ----------
the ordinary course of the Business, no written claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1997. To the best knowledge of the Sellers and the Company, no state of facts exists, and no event has occurred, which could reasonably be expected to form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company, except for warranty claims which are typical and in the ordinary course of business, none of which individually or in the aggregate would have a Material Adverse Effect.

          3.23 Brokers. Neither the Company nor the Sellers have engaged, or
               -------
caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          3.24 Interest in Competitors, Suppliers, Customers, Etc.. No officer,
               ----------------------------------------------------
director, or shareholder of the Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.25 Indebtedness To and From Officers, Directors, Shareholders, and
               ---------------------------------------------------------------
Employees. Attached hereto as Schedule 3.25 is a list and brief description of
---------                     -------------
the payment terms
of all indebtedness of the Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

          3.26 Undisclosed Liabilities. Except as indicated in Schedule 3.26
               -----------------------                         -------------
hereto, the Company does not have any liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date, other than liabilities incurred in the ordinary course of the Business since the date of the latest of such Financial Statements.

          3.27 Information Furnished. The Company and the Sellers have made
               ---------------------
available to Global true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Schedules to this Agreement or referred to in this Agreement, and neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Global pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

          3.28 Personal Vehicles. All personal vehicles have been removed from
               -----------------
the Business prior to the Closing Date.

In making the representations and warranties set forth above, the term "Material" or "material" shall, where appropriate in context of its use, be deemed to mean an amount of money greater than $100,000. The terms "Material Adverse Change," "material adverse trend," "Material Adverse Effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $100,000 per occurrence or $200,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable inquiry of the officers and employees of the Company with responsibility for the applicable subject matter. All references to the "Company" in Sections 3.6 through 3.28 shall
                                           ------------         ----
include the Companies' Subsidiaries.


                                  ARTICLE IV'
               GLOBAL AND NEWCO'S REPRESENTATIONS AND WARRANTIES

          Global and Newco jointly and severally represent and warrant to the Sellers as follows:

          4.1 Due Organization. Each of Global and Newco is a corporation duly
              ----------------
organized, validly existing, and in good standing under the laws of the States of Delaware and

Colorado respectively, and each has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

          4.2 Due Authorization. The execution, delivery and performance of this
              -----------------
Agreement and the Merger Documents has been duly authorized by all necessary corporate action of each of Global and Newco and the Agreement has been duly and validly executed and delivered by each of Global and Newco and constitutes the valid and binding obligation of each of Global and Newco, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Equitable Exceptions. The execution, delivery, and performance of this Agreement (as well as the Merger Documents and all other instruments, agreements, certificates or other documents contemplated hereby) by each of Global and Newco, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to either Global or Newco or either of their property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which either Global or Newco is a party or by which either of them or theirs property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global or Newco, or (d) violate or conflict with any provision of the charter or bylaws of Global or Newco.

          4.3 No Brokers. Neither Global or Newco has engaged or caused to be
              ----------
incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby for which the Company, Sellers or Shareholders could be liable.

          4.4 Investment. Upon consummation of the Merger, Global will acquire
              ----------
the Shares solely for investment purposes and for its own account and not with a view to the distribution thereof.

          4.5 Information Furnished. To the best knowledge of each of Global and
              ---------------------
Newco, neither this Agreement, nor any written information, instrument, or document delivered to the Sellers or Shareholders by Global or Newco pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

          4.6 Adequate Funds. Global possesses access to adequate funds
              --------------
necessary to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

          5.1 Consents of Others. Prior to the Closing, the Company and the
              ------------------
Sellers shall use their best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company, the Sellers and Shareholders to permit them to consummate the transactions contemplated by this Agreement, including, without limitation, any vote of the Shareholders required for consummation of the Merger.

          5.2 Best Efforts. Global, Newco, the Company and the Sellers shall use
              ------------
all reasonable efforts to cause all conditions for the Closing to be met.

          5.3 Powers of Attorney. The Company and the Sellers shall cause the
              ------------------
Company to terminate at or prior to the Closing all powers of attorney granted by the Company other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

          5.4 Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date:

               (i) Except as otherwise contemplated by this Agreement, or as Global may otherwise consent to in writing, the Company and the Sellers shall conduct the Business only in the ordinary course and shall not engage in any material activity or enter into any material transaction which would cause a breach of any of the representations and warranties contained in Article III.
                                      -----------

               (ii) The Company shall, and the Sellers shall use their best efforts to cause the Company to, preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

               (iii) The Sellers and the Company shall give prompt notice to Global of any notice of material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

               (iv) Neither the Company nor the Sellers, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Global or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the transactions herein contemplated, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company or a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

          5.5 Access to Records Before Closing. Prior to the Closing Date, the
              --------------------------------
Sellers and the Company agree that they will give, or cause to be given, to Global and Newco and their representatives, during normal business hours and at Global's expense, full and unrestricted access to the Company's personnel, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Sellers with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Global may request) and to the Business' personnel, customers, suppliers and independent accountants, to allow Global to obtain such information as Global shall desire, and to make copies of such information, to the extent reasonably necessary. Additionally, the Sellers and the Company will provide Global opportunities to meet with key employees of the Business, to visit facilities of the Business and to otherwise conduct due diligence in respect of the Company and the Business. All materials copied by Global shall be maintained in confidence by Global and returned to the Sellers and/or the Company, as appropriate, if the Closing of the transactions contemplated hereunder fails to occur.

          5.6 Termination of Company's Profit Sharing Plan Sellers and the
              --------------------------------------------
Company will adopt all necessary corporate resolutions to terminate or freeze the Company's Profit Sharing Plan, effective as of no later than one business day prior to the Closing Date. Immediately prior to such termination, Sellers and the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the Company's Profit Sharing Plan, and (ii) for elective deferrals made pursuant to the Company's Profit Sharing Plan for the period prior to termination.

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

          6.1 General. In case at any time after the Closing any further action
              -------
is legally necessary or reasonably desirable (as determined by Global and the Sellers) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The Sellers and
                                           ------------
Global acknowledge and agree that from and after the Closing, Global will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Sellers shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense, and Global will maintain all of the same for a period of at least six (6) years after Closing.

          6.2 Transition. For a period of three (3) years following Closing, the
              ----------
Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Company.

          6.3 Confidentiality. For a period of three (3) years from and after
              ---------------
the Closing Date, the Sellers will (i) treat and hold as such all Confidential Information, (ii) refrain from using any of the Confidential Information except in connection with this Agreement, as an employee of the Company, or otherwise for the benefit of the Company, Buyer or its subsidiaries, and (iii) deliver promptly to Buyer or destroy, at the written request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession, except as otherwise permitted herein. In the event that any Seller is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Seller will notify Global promptly of the request or requirement.

          6.4 Covenant Not to Compete. For and in consideration of the
              -----------------------
allocation of $1,000,000 of the Purchase Price paid to the Sellers by Global, each individual Seller covenants and agrees, for a period of three (3) years from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of Global, for or on behalf of any entity:

              (a) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the Business in competition with the Company, Global or their respective affiliates within the greater of (i) a 100 mile radius of any of the Company's current office facilities in the States of Colorado and Wyoming (the "Current Trade Area") or (ii) in any geographic area in the States of Colorado or Wyoming in which the Company currently conducts business;

              (b) enter into any agreement with, service, assist or solicit the business of any customers of the Company, Global or any of their respective affiliates for the purpose of providing office equipment sales or service or computer or network integration sales or service to such customers in competition with the Company in the Current Trade Area or to cause them to reduce or end their business with the Company; or

              (c) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company;

provided, however, that no owner of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall be deemed to be in a violation of this Section 6.4 solely by reason thereof.
                  -----------

          6.5 Additional Matters.
              ------------------

              (a) The Sellers shall cause the Company to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns. In addition, the Sellers shall cause Rubottom & Kaplan, P.C. to prepare a short period tax return for the Company covering the period from January 1, 1999 through the Effective Date. The cost of preparation of such short period tax return shall be paid for by the Sellers.

              (b) Global and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Global and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Global agree to cause the Company to

(A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Seller and his agents and representatives at times and dates mutually acceptable to the parties, to reasonably inspect, review and make copies of such records from time to time, such activities to be conducted during normal business hours and at the inspecting party's expense.

          6.6 Conduct During Earnout Period. Sellers acknowledge and agree that,
              -----------------------------
during the Earnout Period, Global shall be entitled to oversee the operation and management of the Business of the Company, including the setting of goals and review of budgets and performance, all of which shall be reasonably and legally designed and intended to maximize the productivity, efficiency, profitability and Adjusted EBIT of the Company. The Sellers further agree, during the Earnout Period, not and not to allow the Company to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with the Company's prior practices and/or prudent business practices, and Sellers agree not and not to allow the Company to engage in any activity in order to increase current year profits of the business of the Company at the expense of the longer term growth of the business of the Company. During the Earnout Period, Global agrees to (i) maintain separate books and records for the Company; (ii) maintain the Company as a separate entity and not to sell or otherwise dispose of any of its assets except in the Ordinary Course of Business or sell or otherwise dispose of any of its stock; (iii) cause the Company to be operated essentially as it was prior to the sale of the Shares (pursuant to the Merger) except in so far as the prior practices of the Company were imprudent or unreasonable or its productivity efficiency and profitability can be improved and increased through economies of scale, Global's experience or otherwise; (iv) not to include, for purposes of the calculation of Adjusted EBIT of the Company, any revenues or expenses associated with an acquisition by the Company without the prior written consent of Sellers (in which event, assuming approval of the Sellers has been obtained, Global and the Sellers shall negotiate in good faith to determine how such acquisition shall effect the determination of Adjusted EBIT of the Company); and (v) not unreasonably change, except with the consent of Shareholders' Representative, and except in the Ordinary Course of Business,
(A) the prices charged for the Company's products and services or (B) the level the Company's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of the Company's business. Global, the Company and the Sellers recognize and acknowledge that the relationship that will exist between Global, the Company and the Sellers upon the consummation of the transactions contemplated herein will be based on a high degree of mutual trust and confidence among the parties, and each of Global and the Sellers agree that at all times following the Closing that each will act with respect to its dealings with the Company and its operations in such a way as to promote, to the extent reasonably possible, the successful operation and growth of the Company. During the Earnout Period, Global will not terminate without Cause any three (3) or more of Paul R. Lewan, Lloyd S. Lewan, James L. Arnold and Fred Cannataro.

          6.7 Registration Rights Agreement. Global agrees to use its reasonable
              -----------------------------
 best efforts to allow Sellers to become a party to the Global registration rights agreement, a copy of which has been provided to or made available to the Shareholders' Representative.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING


          7.1 Conditions to Global and Newco's Obligations. The obligations of
              --------------------------------------------
Global and Newco under this Agreement to consummate the Closing are subject to the conditions that:

              (a) Covenants, Representations and Warranties. The Company and the
                  -----------------------------------------
Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Sellers set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true in all material respects as of such specified date. In addition, Global shall have determined from its due diligence review of the Company that no Material Adverse Change or Material Adverse Effect shall have occurred in the financial condition, business, operations or prospects of the Company from those presented to Global.

              (b) Consents. All statutory requirements for the valid
                  --------
consummation by the Company and the Sellers and Shareholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Global, unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement, the Merger and the transactions contemplated hereby shall have been obtained.


              (c) Suppliers/Leases. The Sellers shall have obtained, where
                  ----------------
necessary, the written consent of (i) the Company's Material office equipment suppliers and (ii) the lessors of the Buildings to the transactions contemplated by the Agreement. The lessors of the Buildings shall have provided a Landlord Agreement to Global's lenders in substantially the same form as Exhibit B
                                                                ---------
hereto, except as specifically waived by Global.

              (d) Discharge of Indebtedness and Liens. The Sellers and the
                  -----------------------------------
Company shall have provided for the payment in full by the Company of all Funded Indebtedness of the Company. Such Funded Indebtedness, if any, as of December 31, 1998, is listed on Schedule 7.1(d) hereto. The Sellers shall have also
                       ---------------
provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Company and each of the Subsidiaries or Affiliates of the

Company which engaged in the Business other than Permitted Exceptions shall have been terminated as of the Closing.

              (e) Leases. All of the automobile leases for the Company's ten
                  ------
          facilities shall be reasonably satisfactory to Global and shall continue to remain in full force and effect without change following the Closing Date.

              (f) Transfer Taxes. The Sellers and Shareholders shall be
                  --------------
          responsible for all stock transfer or gains taxes imposed on the Sellers and Shareholders incurred in connection with this Agreement.

              (g) Documents to be Delivered by the Sellers and The Company. The
                  --------------------------------------------------------
          following documents shall be delivered at the Closing by the Sellers and the Company:

                  (i)    Opinion of the Sellers' Counsel. Global shall have
                         -------------------------------
          received an opinion of counsel to the Company and the Sellers, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.

                  (ii)   Certificates. Global shall have received an officer's
                         ------------
certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit D-1 and D-2, respectively, hereto.
                               -----------     ---

                  (iii)  Release. The Sellers shall have furnished the Company
                         -------
with a general release in substantially the same form as the form attached as Exhibit E hereto.
---------
                  (iv)   Escrow Agreement. The Sellers shall have delivered to
                         ----------------
Global at the Closing the duly executed Escrow Agreement required pursuant to
Section 2.5 hereof.
-----------
                  (v)    Executive Agreements. Paul Lewan, Lloyd Lewan, James
                         --------------------
L. Arnold and Fred Cannataro shall have each duly executed and delivered the Executive Agreements in substantially the same forms attached as Exhibit F
                                                                 ---------
hereto, pursuant to which each of them will be employed by the Company following the Closing.

                  (vi)   Equity Subscription Agreement. Sellers shall have
                         -----------------------------
executed and delivered to Global an Equity Subscription Agreement in substantially the same form as the form attached hereto as Exhibit H.
                                                           ---------

                  (vii) Personal Vehicles. Sellers shall have removed all personal vehicles from the Business. The Company shall have terminated or transferred the life insurance policy on the life of Marjorie Lewan.

               (viii) Sellers Receivables.  The Sellers shall, and the Company
                      -------------------
     shall have caused, all of the Company's officers, directors and/or employees to have repaid in full all debts and other obligations, if any, owed to the Company.

               (ix)   Stock Certificates. The Sellers and Shareholders shall
                      ------------------
     have delivered the Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon; and

               (x)    Consummation of Merger. The Sellers shall have executed,
                      ----------------------
     delivered and filed with the State of Colorado all of the Merger Documents including any certificates and articles of merger necessary for consummation of the Merger and the Merger shall be deemed to have become effective under the laws of the State of Colorado.

     7.2 Conditions to the Sellers' and the Company's Obligations. The
         --------------------------------------------------------
obligation of the Sellers and the Company under this Agreement to consummate the Closing is subject to the conditions that:

         (a) Covenants, Representations and Warranties. Global and Newco shall
             -----------------------------------------
have each performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global or Newco prior to or at the Closing and the representations and warranties of Global and Newco set forth in Article
                                                                        -------
IV hereof shall be accurate in all material respects, at and as of the Closing
--
Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

         (b) Consents. All statutory requirements for the valid consummation by
             --------
Global and Newco of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global and Newco of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business. Global shall have used its reasonable efforts to have obtained the release of the Sellers from all personal guarantees with respect to the Company.

         (c) Documents to be Delivered by Global and Newco. The following
             ---------------------------------------------
documents shall be delivered at the Closing by Newco:

             (i)    Certificates. The Sellers shall have received an officers'
                    ------------
     certificate and a secretary's certificate executed by officers of each of Global and

     Newco, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit G-1 and G-2, respectively, hereto.

             (ii)   Escrow Agreement. Global shall have delivered to the Sellers
                    ----------------
     at the Closing the duly executed Escrow Agreement required pursuant to
     Section 2.5 hereof.
     -----------

             (iii)  Executive Agreements. Global shall have caused the Company
                    --------------------
     to duly execute and deliver the Executive Agreements with Paul Lewan, Lloyd Lewan, James Arnold and Fred Cannataro in the same forms attached as Exhibit F hereto, pursuant to which each of them will be employed by the
     ---------
     Company following the Closing.

             (iv)    Equity Subscription Agreement; Options. Global shall have
                     --------------------------------------
     executed and delivered to Sellers an Equity Subscription Agreement in substantially the same form as the form attached hereto as Exhibit H. In
                                                                ---------
     addition, Global shall have granted customary stock options for the purchase of an aggregate of 100,000 shares of Global Stock to certain key employees of the Company agreed upon by Global and Sellers.

         (d) Payments to the Sellers and the Company and the Escrow Agent. The
             ------------------------------------------------------------
Sellers and Shareholders shall have received the Purchase Price for the Shares. The Escrow Agent shall have received the Escrow Sum from Global.

                                 ARTICLE VIII
                                INDEMNIFICATION

     8.1 Indemnification of Global. Except as provided in Section 8.6, as
         -------------------------                        -----------
Global's sole and exclusive monetary remedy for any breach by the Sellers hereunder, the Sellers agree to jointly and severally indemnify and hold harmless Global and each officer, director, and affiliate of Global, including without limitation the Company or any successor of the Company (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Sellers or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against the Company or any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP; (C) the Company's tortious acts or omissions to act prior to Closing for which the Company did not carry liability insurance for themselves as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty and (D) any liability arising under ERISA or other

Requirements of Laws with respect to the operation of or in connection with the termination of the Company's 401(k) Plan and the termination or freezing of the Company's Profit Sharing Plan, including any claims Taxes, fines, fees or assessments associated therewith. Notwithstanding the foregoing, all liability of any Seller for breach of any representation, warranty or covenant contained herein with respect to the ownership, sale and/or transfer of such Seller's shares to Global pursuant to the Merger shall be an individual Indemnifiable Cost only from such Seller and no other Seller shall be, in the absence of fraud by such other Seller, jointly and severally liable for such individual Seller's breach of such representations, warranties or covenants with respect to such Seller's shares. Notwithstanding anything to the contrary contained in this Agreement, Shareholders shall be required to bear their Allocable Portion of any Indemnifiable Costs paid to Global from the Escrow Sum.

     8.2 Defense of Claims.  If any legal proceeding shall be instituted, or any
         -----------------
claim or demand made, against any Indemnified Party in respect of which the Sellers may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Sellers and, except as otherwise provided in
Section 8.4 below, the Sellers shall have the right to defend, or cause the
-----------
Company or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the reasonable judgment of Global, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on Global, the Company or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Sellers' expense. In the event the Sellers fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Sellers shall be jointly and severally liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If the Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in Indemnified Parties' sole discretion such litigation, action, suit, demand, or claim, but each Seller shall be entitled, at his own expense, to participate in such litigation, action, suit, demand, or claim.

     8.3 Escrow Claim. If any claim for indemnification is made by an
         ------------
Indemnified Party or a Seller pursuant to this Article VIII prior to the
                                               ------------
expiration of the Escrow Period, such Indemnified Party or Seller shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement prior to seeking reimbursement for such claim.

     8.4 Tax Audits, Etc..  In the event of an audit of any Tax Return of the
         ----------------
Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Global shall have the right to
                                 ------------
control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals; provided, however, Global will consult with the Sellers on any such audit. The Sellers shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith; provided, however, that none of the Sellers will be obligated to take any such action that would or could reasonably be expected to result in incurrence of any liability by such Seller, except as required by applicable Tax law. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Sellers shall be responsible for and shall promptly pay all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

     8.5 Indemnification of the Sellers.  Global agrees to indemnify and hold
         ------------------------------
harmless the Sellers and the Company and each officer, director, shareholder or affiliate of the Company (including the Shareholders), from and against any Indemnifiable Costs arising out of any material misrepresentation, breach or default by Global or Newco of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith. In addition, the Company and Global shall indemnify the Sellers for any payment or satisfaction of any guarantees by the Sellers of the Company's obligations occurring after the Closing Date.

     8.6 Limits on Indemnification. All Indemnifiable Costs sought by any party
         -------------------------
hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Sellers under Sections 3.1,
                                                               -------------
3.2, 3.3, 3.14, 3.17 or 6.5 hereof (for which indemnification claims must be
--------------------    ---
made prior to the expiration of the applicable statute of limitations and if so made, such claims shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII shall
                                                             ------------
expire 18 months after the Closing Date (except for claims made prior to such date which shall continue after such date until finally resolved). The Sellers shall not be obligated to pay any amounts for indemnification under this Article
                                                                         -------
VIII until the aggregate indemnification obligation hereunder exceeds $75,000,
----
whereupon the Sellers shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of the Sellers to Global hereunder exceed $12,000,000 (except for any claims for breach of the representations, warranties and covenants of the Sellers under Sections 3.1, 3.2 or 3.3 which shall be limited to the Purchase Price). Global shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation hereunder
           ------------
exceeds $75,000, whereupon Global shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of the Global to Sellers for joint and several claims hereunder exceed $12,000,000, except to the extent that the Earned Payout Amount is validly earned hereunder and is not otherwise paid by Global to the Sellers, in which case the sum of the Earned Payout Amount plus $12,000,000 shall be the maximum aggregate liability of Global to Sellers. However nothing in this
Article VIII shall limit Global or the Sellers in exercising or securing any
------------
remedies provided by applicable common law with respect to the conduct of the Sellers or Global in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Global or the Sellers successfully proves gross negligence, intentional fraud or intentional fraudulent conduct in connection with this Agreement.

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1 Modifications.  Any amendment, change or modification of this
         -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     9.2 Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on the first attempted delivery by United States Postal Service, or if sent by facsimile or receipted overnight courier services shall be deemed duly given on the business day received if received prior to 5:00 p.m. local time or on the following business day if received after 5:00 p.m. local time or on a non-business day, addressed to the respective parties hereto as follows:

               Global or Newco:
               ---------------

                    Global Imaging Systems, Inc.
                    3820 North Dale Boulevard, Suite 200A
                    Tampa, Florida  33624
                    Attention:  Thomas Johnson, President
                    Fax No.:    (813) 264-7877
                    Tel No.:    (813) 960-5508

               With a copy to:
               --------------

                    Hogan & Hartson L.L.P.
                    Columbia Square
                    Thirteenth Street, NW
                    Washington, DC  20004-1109
                    Attention:  Christopher J. Hagan
                    Fax No.:    (202) 637-5910
                    Tel No.:    (202) 637-5771

               The Company or the Sellers:
               --------------------------

                    Lewan & Associates, Inc.
                    1400 South Colorado Blvd.
                    Denver, Colorado  80222
                    Attention:  Paul R. Lewan
                    Fax No.:   (303) 759-8925
                    Tel No.:   (303) 759-5440

               And with a copy to:
               ------------------

                    Hall & Evans, LLC
                    1200 17th Street, Suite 1700
                    Denver, Colorado  80202
                    Attention:  Samuel D. Cheris, Esq.
                    Fax No.:   303-628-3368
                    Tel No.:   303-628-3300

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     9.3 Counterparts; Facsimile Transmission. This Agreement may be executed in
         ------------------------------------
several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

     9.4 Expenses.  Each of the parties hereto will bear all costs, charges and
         --------
expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein; provided, however, that the Sellers shall bear all costs and expenses of (i) any broker involved in this transaction and (ii) all legal expenses of the Sellers and the Company with respect to this Agreement and the transactions contemplated hereby; provided, further, that such expenses may be paid by the Company to the extent that no working capital adjustment would occur pursuant to Section 2.14(b) as of the
                                                   ---------------
Closing Date. Notwithstanding the foregoing, if and only if the Merger is not consummated after the Sellers have met all of the conditions to Global's and Newco's obligations to close set forth in Section 7.1, Global shall pay the
                                          -----------
excess accounting fees of the Company incurred due to the accelerated timing of the Company's pre-closing audit.

     9.5 Binding Effect; Assignment.  This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the Company, Global, Newco and the Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or the Sellers without the prior written consent of Global. This Agreement shall be assignable by Global to a wholly-owned subsidiary of Global or a wholly-owned subsidiary of any such subsidiary without the prior written consent of the Sellers, but any such assignment shall not relieve Global of its obligations hereunder. In addition, the indemnification rights of Global under Article VIII hereof may be assigned by Global to First
                       ------------
Union National Bank, N.A.

     9.6 Entire and Sole Agreement.  This Agreement and the other schedules and
         -------------------------
agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     9.7 Governing Law.  This Agreement and its validity, construction,
         -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Colorado (without reference to Colorado' rules related to choice of laws).

     9.8 Survival of Representations, Warranties and Covenant. Regardless of
         ----------------------------------------------------
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of 18 months, provided (a) the representations and warranties contained in Sections 3.14 and 3.17 of this Agreement, and the
                            -------------     ----
related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities, (b) the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3, and 6.5 of this Agreement, and the related indemnities,
------------  ---  ---      ---
shall survive the Closing indefinitely and not expire, and (c) all other covenants which have specific expiration terms shall expire as of the dates set forth therein.

     9.9 Invalid Provisions. If any provision of this Agreement is deemed or
         ------------------
held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     9.10 Public Announcements. Neither party shall make any public announcement
          --------------------
of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     9.11 Remedies Cumulative.  The remedies of the parties under this Agreement
          -------------------
are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     9.12 Waiver. No failure or delay on the part of any party in exercising any
          ------
right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     9.13 DISPUTE RESOLUTION.  ALL DISPUTES BETWEEN THE SELLERS AND GLOBAL WITH
          ------------------
RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE SELLERS AND GLOBAL HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTENTIONAL FRAUD), WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION BEFORE A PANEL OF THREE ARBITRATORS IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN DENVER, COLORADO, OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES. EACH PARTY SHALL BE ENTITLED TO DISCOVERY PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                         GLOBAL:
                         ------

                         GLOBAL IMAGING SYSTEMS, INC.



                         By:   /s/ Tom Johnson
                              ----------------------------------------
                              Tom Johnson
                              President and CEO


                         NEWCO:
                         -----

                         LEWAN ACQUISITION, INC.



                         By:   /s/ Raymond Schilling
                              ----------------------------------------
                              Name:  Raymond Schilling
                              Title: VP, CFO, Secretary and Treasurer


                         THE COMPANY:
                         -----------

                         LEWAN & ASSOCIATES, INC.



                         By:   /s/ Paul R. Lewan
                              ----------------------------------------
                              Name:  Paul R. Lewan
                              Title: President

                         THE SELLERS:
                         -----------


                               /s/ Paul R. Lewan
                         ---------------------------------------------
                         Paul R. Lewan


                 [SELLERS' SIGNATURES CONTINUED ON NEXT PAGE]

                          /s/ Lloyd S. Lewan
                         --------------------------------------------
                         Lloyd S. Lewan


                          /s/ Marjorie A. Lewan
                         --------------------------------------------
                         Marjorie A. Lewan


                          /s/ James L. Arnold
                         --------------------------------------------
                         James L. Arnold


                          /s/ Fred F. Cannataro
                         --------------------------------------------
                         Fred F. Cannataro

                         JENNIFER E. LEWAN TRUST

                         By:  /s/ Lloyd S. Lewan
                              ---------------------------------------
                              Lloyd S. Lewan, Trustee

                         KIMBERLY A. LEWAN TRUST

                         By:  /s/ Lloyd S. Lewan
                              ---------------------------------------
                              Lloyd S. Lewan, Trustee

                         MATTHEW R. LEWAN TRUST

                         By:  /s/ Lloyd S. Lewan
                              ---------------------------------------
                              Lloyd S. Lewan, Trustee

                         LEWAN FAMILY LIMITED PARTNERSHIP

                         By:  /s/ Lloyd S. Lewan
                              ---------------------------------------
                              Lloyd S. Lewan, General Partner


                         PAUL AND MARJORIE LEWAN CHARITABLE UNITRUST

                         By:  /s/ William A. Bostrom
                              ---------------------------------------
                              William A. Bostrom, Independent Trustee